UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 27, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2018, John T. Hewitt, the Chairman of the Board of Liberty Tax, Inc. (the “Company”) and the sole holder of the Company’s Class B Common Stock, elected Thomas Herskovits to the Board effective immediately. The appointment of Mr. Herskovits by Mr. Hewitt filled one of the vacancies created by the Board’s increase of the total number of directors constituting the entire Board of Directors from nine to eleven, with one of the additional director positions being a Class A Director Designee and the other being a Class B Director Designee. The Certificate of Incorporation of the Company permits Mr. Hewitt, as the sole owner of all of the Class B Common Stock, to elect the Class B Director Designees. The additional Class A director position created by the expansion of the Board remains vacant at this time.

The Board appointed Mr. Herskovits to serve as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, and designated him as Chair of the Compensation Committee and the Nominating and Corporate Governance Committee, effective immediately.

Mr. Herskovits’ knowledge of the Company and his management, finance and consumer products backgrounds provide substantial experience and expertise to the Board. Mr. Herskovits served as a Director of the Company from October 2015 until November 2017. Since 2014, Mr. Herskovits has been managing director and operating partner of Feldman Advisors, a middle market investment banking firm based in Chicago, and since 1996, he has managed private investments through Herskovits Enterprises. From 2013 through February 2014, he was CEO of WinView Inc., a technology company. He served on the Board of Directors of that privately-held company from 2012 to 2015. He previously served as non-operating Chairman of the Board of Directors of Natural Golf Corporation, a golf equipment and instruction company, as President & CEO of Specialty Foods, and as President of Kraft Dairy and Frozen Products.

Mr. Herskovits will receive the same compensation as other non-employee Company directors as described in the Company’s 2017 Proxy Statement under “Non-Employee Director Compensation.” In addition, the Board approved a cash payment of $50,000 payable to Mr. Herskovits.

There are no related party transactions required to be reported for Mr. Herskovits under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: March 29, 2018	By	/s/ Nicholas Bates
Nicholas Bates
Chief Financial Officer

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